UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 9, 2017

MyDx, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55596	99-0384160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6335 Ferris Square, Suite B

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

800-814-4550
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

MYDX360 SAAS Ecosystem License and Services Agreement with Black Swan LLC

On June 12, 2017 (the “Effective Date”), MyDx, Inc., a Nevada corporation (the “Company”) entered into the MYDX360 SAAS Ecosystem License and Services Agreement (the “SAAS Agreement”) with Black Swan, LLC, a Nevada limited liability company (“Black Swan”). Under the terms of the SAAS Agreement, the Company granted Black Swan a non-exclusive limited license to: (i) access the Company’s Database (as defined in the SAAS Agreement) (the “Access License”), and (ii) use the Company’s “Powered by MyDx” trademark and the MyDx logo on Black Swan’s products (the “Brand License”, and together with the Access License, the “MyDx License”). Additionally, the SAAS Agreement provides Black Swan with (i) market research regarding the packaging of Black Swan’s products in coordination with Black Swan’s objectives (the “Brand Services”) and (ii) delivery of certain quantities of the Company’s smart devices, cartridges, batteries, and other hardware to Black Swan (the “Product Services” and, together with the Brand Services, the “MyDx Services”). The total consideration to the Company from Black Swan in exchange for the grant of the MyDx License and the MyDx Services is $78,880, paid as follows:

(a)	$15,000 within thirty (30) calendar days of the signing of the SAAS Agreement; and

(b)	Each of (i) $14,940 every six months for the Company’s cartridges, (ii) $25,0000 for the Eco Smart Pens, and (iii) $23,940 for the batteries shall be paid by Black Swan within thirty calendar days of the Company providing an invoice for such hardware to Black Swan.

The term of the SAAS Agreement shall be three years from the Effective Date (the “Term”). The Company shall have the right, in its sole discretion, to terminate the SAAS Agreement if Black Swan does not order and pay for at least 6,000 cartridges every six months at a cost of $2.49 per cartridge ($14,940 in total every six months).

During the Term of the SAAS Agreement and for the five (5) years thereafter, Black Swan shall not manufacture, market, or sell any products utilizing the MyDx License and the MyDx Services without the prior written consent of the Company. If Black Swan breaches its obligations under the non-compete section set forth in the SAAS Agreement, Black Swan shall pay the Company $200 per day as liquidated damages for each day Black Swan continues to, without the prior written consent of the Company, manufacture, market, or sell any products utilizing the MyDx License and the MyDx Services.

Advertising Broker & Services Agreement with Cellsius Technology Inc.

On June 9, 2017 (the “Closing Date”), the Company entered into an Advertising Broker & Services Agreement (the “Advertising Agreement”) with Cellsius Technology Inc., a Canadian corporation (“Cellsius”). Pursuant to the terms of the Advertising Agreement, the Company engaged Cellsius to provide the following services (collectively (a) through (e) below, the “Services”):

(a)	Execute on a product marketing and advertising plan leveraging radio campaigns across Ontario and Vancouver, premium super boards across Toronto, a Popular Lifestyle Magazine in Toronto as well as streaming television to market the company’s MyDx handheld chemical analyzer across Canada.

(b)	To assist the Company with respect to online and offline marketing and advertising campaigns, including social media, which may be suitable for the Company and the advertising of its business, with a particular focus on the Company's product marketing and go to market initiatives;

(c)	To develop a strategy for the Company with respect to securing new subscribers and or sales for products and/or services which may be offered by the Company, including effective means for securing new customers through targeted product landing pages and the "double opt-in" consent process;

(d)	As directed and thereby approved by the Company, to use the Cost Retainer (as defined in the Advertising Agreement) funds in order to purchase and pursue online and or offline marketing and advertising campaigns, in order to secure new subscribers and or sales for products and/or services which may be offered by the Company and as defined therein; and

(e)	As requested by the Company, to provide introductions to third-party service providers, including other niche advertising agencies, consultants, internet search engine operators and programmers. In connection with the foregoing, the Company acknowledges and agrees that: it will retain the ultimate responsibility for developing and maintaining any relationships which may arise from the introductions provided by Cellsius from the introduction.

The Advertising Agreement is effective as of the Closing Date and shall continue in effect until the date that is one (1) year thereafter unless terminated earlier in accordance with the terms of the Advertising Agreement. In addition to the foregoing, the Advertising Agreement will automatically renew and continue for a rolling period of one month unless terminated by either party upon fifteen business days’ prior written notice.

In exchange for the Services, the Company agrees to pay Cellsius cash in the aggregate amount of $37,000 payable to Cellsius. In the event that the Advertising Agreement is terminated for any reason (including, but not limited to, termination by the Company for any violation or alleged violation of the Advertising Agreement by Cellsius), the Company agrees to pay Cellsius, within three business days of such termination, one lump sum payment as detailed in the Advertising Agreement.

Within two business days of execution of this Agreement, the Company shall tender payment (the “Investment Shares”) equal to 75,000,000 shares of the Company's restricted common stock. The Investment Shares once issued and tendered (and physically received by the Cellsius) shall be irrevocable and considered earned, due, and payable to the Cellsius, without any security interest, liens, claims, or other encumbrances. Notwithstanding the Company shall reserve the right to redeem the Investment Shares in whole, in the event all payments due under the Cost Retainer (as defined in the Advertising Agreement) and cash compensation are received on time or no later than within ten days of the due date.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of each of the SAAS Agreement and the Advertising Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the documents. A copy of each of the SAAS Agreement and the Advertising Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 above is hereby incorporated by reference.

The Investment Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Investment Shares qualified for exemption under Section 4(a)(2) of the Securities Act since the issuance of the Investment Shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the holder of the Investment Shares had the necessary investment intent as required by Section 4(a)(2) of the Securities Act as the investor agreed to and received the Investment Shares bearing a legend stating that such Investment Shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that the Investment Shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events.

Termination of ANP Technologies License Agreement

On October 4, 2016, the Company entered into a One-Time, Non-Exclusive Resale License Agreement with ANP Technologies (“ANP”), pursuant to which ANP was required to provide 10,000 units of ANP’s product. On June 9, 2017, the Company and ANP terminated the License Agreement.

MOU with Risk Management Solutions Company

On June 1, 2017, the Company and a risk management solutions company (the “MOU Counterparty”) entered into a non-binding Memorandum of Understanding (the “MOU”). The MOU calls for the Company and the MOU Counterparty to enter into a definitive agreement whereby the Company will share its data with the MOU Counterparty. This data consists of user feedback and chemical profile comparisons generated by consumers’ use of the MyDx® portable analyzer in combination with the CannaDxTM sensor. The MOU Counterparty will be provided a limited license to the data to create a co-branded MyDx/ MOU Counterparty report concerning cannabis chemical analysis to be released for sale in 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	MYDX360 SAAS Ecosystem License and Services Agreement, dated June 12, 2017

10.2	Advertising Broker & Services Agreement, dated June 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MyDx, Inc.

Date: June 15, 2017	By:	/s/ Daniel Yazbeck
Daniel Yazbeck
Chief Executive Officer

5